For period ending
 July 31, 2017

Exhibit 77Q1
File number
811-8764



SUB-ADVISORY AGREEMENT

	Agreement dated as of September 6, 2017 between UBS Asset Management (Americas) Inc. ("UBS AM"), a
Delaware corporation, and Kettle Hill Capital Management,
LLC ("Sub- Adviser"), a Delaware limited liability company
(the "Agreement").

RECITALS

(1)	UBS AM has entered into a Management Agreement
dated as of August 1, 2008 ("Management Agreement"), with PACE(r) Select Advisors Trust ("Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to PACE(r) Alternative Strategies Investments
("Portfolio"); and

(2) 	UBS AM is authorized to retain one or more sub-
advisers to furnish certain investment advisory services to UBS AM and the Portfolio;

(3)	UBS AM desires to retain the Sub-Adviser to furnish
certain investment advisory services to UBS AM and the Portfolio or a designated portion of the assets ("Segment") of the Portfolio; and

(4)	The Sub-Adviser is willing to furnish such services;

Now therefore, in consideration of the premises and mutual covenants herein contained, UBS AM and the Sub-
Adviser agree as follows:

1.	Appointment.  UBS AM hereby appoints the Sub-
Adviser as an investment sub-adviser with respect to the Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties as Sub-Adviser.

(a)	Subject to the supervision and direction of the Trust's
Board of Trustees (the "Board"), oversight by UBS AM and any applicable written guidelines adopted by the Board or UBS AM, the Sub-Adviser will provide a continuous investment program for the Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Segment. The Sub-
Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Segment. The Sub-Adviser understands that the Portfolio's assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal
Revenue Code, as amended ("Code"). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration
Statement"), subject to any written investment guidelines or instructions provided by the Board or UBS AM with respect to the Segment. The Sub-Adviser, on each business day (as such term is defined in the Portfolio's then-current prospectus), shall provide UBS AM and the Trust's custodian such information as UBS AM and the Trust's custodian may reasonably request relating to all transactions concerning the Segment.

UBS AM hereby designates and appoints the Sub-Adviser as its and the Portfolio's limited purpose agent and attorney-in-fact, without further prior approval of UBS AM (except as expressly provided for herein or as may be required by law) to make and execute, in the name and on behalf of the Portfolio with respect to the Segment, all agreements, instruments and other documents and to take all such other action which the Sub-Adviser considers necessary or advisable to carry out its duties hereunder. By way of example and not by way of limitation, in connection with any purchase for the Segment of securities or instruments that are not registered under the U.S.
Securities Act of 1933, as amended (the "Securities Act"), the Sub-Adviser shall have the full power and authority, among other things, to: (i) commit to purchase such securities for the Segment on the terms and conditions under which such securities are offered; (ii) execute such account opening and other agreements, instruments and documents (including, without limitation, purchase agreements, subscription documents, ISDA and other swap and derivative documents), and make such commitments, as may be required in connection with the purchase and sale of such securities or instruments; (iii) represent that the Portfolio is an "accredited investor" as defined in Rule 501 (a) of Regulation D under the Securities Act and a "Qualified Institutional Buyer" as defined in Rule 144A (a)
(1) (i) under the Securities Act; and (iv) commit that such securities will not be offered or sold by the Segment except in compliance with the registration requirements of the Securities Act or an exemption therefrom. This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by UBS AM or the Trust in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser of such notice.

When investing in non-US securities, the Sub-Advisor is responsible for identifying and complying with all applicable laws and regulations of the jurisdiction in which the security is traded. The Sub-Advisor shall use the degree of care, diligence and skill that a reasonably prudent investment manager would exercise under the circumstances not to establish or add to existing positions in securities that are subject to any applicable foreign ownership limits or levels ("FOL'') at a time when it is reasonably foreseeable that such purchases will have to be sold due to FOL limits or levels.


(b)	The Sub-Adviser agrees that it will not consult with any
other sub-adviser ("Other Sub-Adviser") for the Trust or Portfolio concerning any transaction by the Segment in securities or other assets, including (i) the purchase by the Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c)	Unless otherwise instructed by UBS AM or the Trust,
the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Segment. The Sub-Adviser further agrees that it has adopted or will adopt written proxy voting procedures that comply with the requirements of the 1940 Act and the Investment Advisers
Act of 1940, as amended ("Advisers Act") ("Proxy Voting Policy"), and shall provide a copy of such Proxy Voting Policy to the Board. The Sub-Adviser shall also provide its Proxy Voting Policy, and if requested by UBS AM, a summary of such Proxy Voting Policy for inclusion in the Trust's registration statement, and will provide UBS AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) 	The Sub-Adviser agrees that upon the request of UBS
AM or the Board, Sub-Adviser shall use reasonable efforts to exercise any known rights incident to the securities held by the Segment in the context of a bankruptcy or other reorganization. The Sub-Adviser further agrees that it will keep UBS AM fully informed about any such actions that it intends to take.

(e)	The Sub-Adviser agrees that it will place orders with
brokers, and seek to obtain best execution, in accordance with the Sub-Adviser's brokerage and trading policies, taking into account best price as an important factor in this decision In using brokers to execute portfolio transactions on behalf of the Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Segment and its other clients and that the total commissions paid by the Segment will be reasonable in relation to the benefits to the Segment over the long term. In no instance will the Sub-Adviser, in its management of the Segment, purchase portfolio securities from, or sell portfolio securities to, UBS AM or the Sub-Adviser, the Portfolio's principal underwriter, or any affiliated person thereof identified by UBS AM to the Sub-Adviser, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Segment with similar orders being made simultaneously for other accounts advised by the Sub-
Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS AM recognizes that in some cases this procedure may adversely affect the results obtained for the Segment.

Subject to the Sub-Adviser's obligation to seek best execution, UBS AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate (including affiliated Futures Commissions Merchants (FCMs)) of the Sub-Adviser (the "Affiliated Broker-Dealers") so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part 2A of the Sub-Adviser's Form ADV Registration Statement on file with the Securities and Exchange Commission ("Form ADV")) of
Section 11(a)(1)(H) of the Securities Exchange Act of 1934 (the "1934 Act"), and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trust's policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS AM, the Portfolio or the Trust. In the event Sub-Adviser becomes affiliated (as defined under the 1940 Act) with a broker-dealer during the term of this Agreement, Sub-Adviser shall obtain the approval of the Trust's Board of Trustees prior to commencement of transactions with such broker-dealer on behalf of the Segment.

UBS AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers (if any) to execute agency cross transactions (the "Cross Transactions") on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS AM is aware that in a Cross Transaction an Affiliated Broker-
Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Adviser shall effect such Cross Transactions in compliance with Rule
206(3)-2 under the Advisers Act, Rule 17a-7 under the 1940
Act, and any other applicable provisions of the federal securities laws and shall provide UBS AM with periodic reports describing such agency cross transactions. UBS AM understands that the authority of the Sub-Adviser to execute agency Cross Transactions for the Segment is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS AM, and that the failure to terminate such authorization will result in its continuation.

(f)	The Sub-Adviser shall, in accordance with the
applicable provisions of Rule 31a-1 and Rule 31a-2 under the 1940 Act, maintain separate detailed records of all matters pertaining to its management of the Segment, including, without limitation, brokerage and other records of all securities transactions. Any such records required to be maintained by the Portfolio or the Trust pursuant to Rule 31a-1 and Rule 31a-2 prepared or maintained by the Sub-Adviser are the property of the Trust and will be surrendered promptly to the Trust upon request; provided, however, that the Sub-Adviser may make copies of such records to the extent required by applicable law. The Sub-Adviser further agrees to furnish the Board and UBS AM with such periodic and special reports as the Board or UBS AM may request.

(g)	At such times as shall be reasonably requested by the
Board or UBS AM, the Sub-Adviser will provide the Board and UBS AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Segment and analysis hereof and make available to the Board and UBS AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(h)	In accordance with procedures adopted by the Board,
as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS AM in the fair valuation of any portfolio securities in the Segment requiring such fair valuation and, upon request, will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as it typically performs as a sub-adviser with respect to a registered investment company or series thereof and that may be necessary for the Sub-Adviser to provide or perform so that the Trust or UBS AM may comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder.

3.	Further Duties.  In all matters relating to the
performance of this Agreement, and to the extent applicable to the Sub-Adviser, the Sub-Adviser will seek to act in conformity with the Trust's Trust Instrument, By-
Laws and Registration Statement, the Trust's policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the "Trust Compliance Procedures") and with the written instructions and written directions of the Board and UBS
AM, and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS AM agrees to provide to the Sub-Adviser copies of the Trust's Trust Instrument, By-Laws, Registration Statement, Trust's Compliance Procedures, written instructions and directions of the Board and UBS AM, and any amendments or supplements to any of these materials as soon as practicable after such materials are made available to the Sub-Adviser. UBS AM further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS AM (other than UBS Financial Services Inc. and UBS
Asset Management (US) Inc.).

In order to assist the Trust and the Trust's Chief Compliance Officer (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act with respect to the Portfolio, the Sub-Adviser shall provide to the Trust CCO: (i) direct access to the Sub-Adviser's chief compliance officer and/or other senior compliance personnel, as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Adviser's management of the Segment.

The Sub-Adviser shall promptly provide the Trust CCO with copies of: (i) the Sub-Adviser's policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the "Sub-Adviser Compliance Procedures"), and (ii) any material changes to the Sub-Adviser
Compliance Procedures. The Sub-Adviser shall cooperate fully with the Trust CCO and respond to requests so as to facilitate the Trust CCO's performance of the Trust CCO's responsibilities under Rule 38a-1 to review, evaluate and report to the Trust's Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures involving the Segment. The Sub-Adviser shall provide to the Trust
CCO: (i) quarterly reports confirming the Sub-Adviser's compliance with the Sub-Adviser Compliance Procedures in managing the Segment, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures that affected the Segment. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with any applicable Federal Securities Laws.

The Sub-Adviser will promptly provide UBS AM with information (including information that is required to be disclosed in the Trust's Registration Statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The Sub-Adviser will promptly notify UBS AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry known to the Sub-Adviser and of which the Sub-Adviser is subject.

The Sub-Adviser will cooperate with UBS AM and/or the Trust and respond to requests in responding to any regulatory or compliance examinations or inspections
(including information requests) relating to the Trust, the Portfolio or UBS AM brought by any governmental or regulatory authorities having appropriate jurisdiction
(including, but not limited to, the Securities and Exchange
Commission ("SEC")).

4.	Expenses.  During the term of this Agreement, the Sub-
Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS AM, except as otherwise specifically provided herein.

Upon request by UBS AM, Sub-Adviser agrees to reimburse
UBS AM or the Trust for costs associated with generating and distributing any Registration Statement (as defined herein) for when the Sub-Adviser is given a copy of a draft of such Registration Statement, is provided an opportunity to review the disclosures contain therein and provide UBS
AM or the Trust or any of their respective agents with modifications to such disclosures, and does not notify UBS AM, the Trust or any of their respective agents of a material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement, but that is required to be disclosed therein to avoid such disclosure from being misleading. The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of and relating primarily to, an assignment or change in control of the Sub-Adviser.

5.	Compensation.

(a)	For the services provided and the expenses assumed by
the Sub-Adviser pursuant to this Agreement, UBS AM, not
the Portfolio, will pay to the Sub-Adviser a fee, computed
daily and payable monthly, at an annual rate of   % of the
average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Adviser's
Segment.

(b)	The fee shall be accrued daily and payable monthly to
the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c)	For those periods in which UBS AM has agreed to waive
all or a portion of its management fee, UBS AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

(d)	If this Agreement becomes effective or terminates
before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of Liability.

(a) 	The Sub-Adviser shall not be liable for any error of
judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties pursuant to this Agreement or from reckless disregard by the Sub-Adviser of its obligations and duties under this Agreement.

(b)	In no event will the Sub-Adviser have any responsibility
for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. In particular, in the event the Sub-Adviser manages less than 100% of the assets in the Portfolio, and has managed such Segment in accordance with Section
2(a) of this Agreement, the Sub-Adviser shall have no responsibility for the Portfolio's being in violation of any applicable law or regulation, or any investment objective, investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio's failing to qualify as a regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS AM and provided to the Sub-Adviser.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7.	Representations of Sub-Adviser.  The Sub-Adviser
represents, warrants and agrees as follows:

(a)	The Sub-Adviser (i) is registered as an investment
adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect;
(ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The Sub-Adviser has adopted a written code of ethics
complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS AM and the Board with a copy of such code of ethics, together with evidence of its adoption. On an annual basis or otherwise upon request, a duly authorized officer of the Sub-Adviser shall certify to UBS AM that the Sub-Adviser has complied with the requirements of Rule
17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation within the time frame requested by UBS AM. Upon the written request of UBS
AM, the Sub-Adviser shall permit UBS AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

(c)	The Sub-Adviser has provided UBS AM with a copy of
its Form ADV, as most recently filed with the SEC, and promptly will furnish a copy of all amendments to UBS AM at least annually.

(d)	The Sub-Adviser will notify UBS AM of any change of
control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in a member of the Sub-Adviser's key personnel who is either a portfolio manager of the Portfolio or senior officer of the Sub-
Adviser, in each case prior to or as soon after such change as possible.

(e)	The Sub-Adviser agrees that neither it nor any of its
affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS AM.

(f)	The Sub-Adviser hereby represents that it has
implemented policies and procedures reasonably designed to prevent the disclosure by it, its employees or its agents of the Trust's portfolio holdings to any person or entity other than UBS AM, the Trust's custodian, or other persons expressly designated by UBS AM or as permitted by the Trust's portfolio holdings disclosure policy. The Sub-Adviser further represents that it implemented policies and procedures reasonably designed to prevent it, its employees and agents from trading on the basis of any material non-public information provided by UBS AM, the Trust, their affiliates or agents.

(g)	the Sub-Adviser hereby represents, warrants and
agrees that, if required by applicable law, it is (1) registered as a "commodity trading advisor" under the Commodity
Exchange Act (the "CEA") and is a member of the National
Futures Association (the "NFA") and will continue to be so registered, if required, for so long as this Agreement remains in effect; (2) it will comply with the CEA and the rules of the CFTC and the NFA to the extent applicable; and
(3) it will provide all information available to it that is reasonably requested, and is required, by UBS AM to fulfill any disclosure and reporting obligations of UBS AM with respect to the Portfolio under the CEA and the rules of the CFTC and the NFA.

(h)	The Sub-Adviser hereby represents and warrants that it
will have a sanctions procedure, along with the appropriate compliance monitoring procedures, in place pertaining to the management of the Segment. The Sub-Adviser further represents and warrants that the Segment will not invest in securities / issuers mentioned on the "Sanctions Securities List (SSSL)" and the list of "Companies Verifiably Involved in Controversial Weapons (Ethix List)" provided by UBS and updated from time to time.


8.	Representations of UBS AM.  UBS AM represents,
warrants and agrees that it (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; and (ii) has the authority to enter into and perform the services contemplated by this Agreement and its investment advisory agreement with the Trust with respect to the Portfolio.

9.	Services Not Exclusive. The services furnished by the
Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish the same, similar and/or dissimilar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust or other investment company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

10.	Duration and Termination.

(a)	This Agreement shall become effective upon the date
first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities, unless UBS AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolio's outstanding voting securities.

(b)	Unless sooner terminated as provided herein, this
Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c)	Notwithstanding the foregoing, this Agreement may be
terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS AM; (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub- Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory Agreement, as it relates to this Portfolio.

11.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

12.	Governing Law.  This Agreement shall be construed in
accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

13.	Confidentiality.  The Sub-Adviser will treat as
proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder.
Such information may not be disclosed except after prior notification to and approval in writing by the Portfolio or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.

14.	Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of UBS AM and only so long as UBS AM is Manager to the Trust and/or the Portfolio.

(b) It is understood that the name Kettle Hill or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivatives or logo).

15.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

16.	Notices.  Any notice herein required is to be in writing
and is deemed to have been given to the Sub-Adviser or UBS AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt
(with a confirming copy by mail as set forth herein). All notices provided to UBS AM will be sent to the attention of:
General Counsel, UBS Asset Management (Americas) Inc.,
1285 Avenue of the Americas, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of: Kettle Hill Capital Management, LLC, 655
Third Avenue, Suite 2520, New York, NY 10017, Attention:
Bryan Kiss.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


                          		UBS Asset Management
(Americas) Inc.
                                  		1285 Avenue of the Americas
Attest:                           		New York, NY 10019


By:_/s/ Eric Sanders__	            By:___/s/ William
MacGregor____________
Name:  	Eric Sanders		Name:  William
MacGregor
Title:	Director	 		Title:     Executive
Director


				Kettle Hill Capital
Management, LLC
				655 Third Avenue, Suite 2520

	New York, NY 10017




                    		By:___/s/_Bryan
Kiss___________________
				Name: Bryan Kiss
		 		Title:    CFO





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